Exhibit 10.2
UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of:	)	AA-EC-09-73
Beach First National Bank	)
Myrtle Beach, South Carolina	)
STIPULATION AND CONSENT TO THE ISSUANCE
OF A CONSENT ORDER
WHEREAS, the Comptroller of the Currency of the United States of America (“Comptroller” or “OCC”) intends to initiate cease and desist proceedings against Beach First National Bank, Myrtle Beach, South Carolina (“Bank”), pursuant to 12 U.S.C. § 1818(b), through the issuance of a Notice of Charges, for practices as noted in the Report of Examination as of December 31, 2008 unsafe and unsound banking practices relating to supervision of the Bank;
WHEREAS, the Bank, in the interest of compliance and cooperation, and without admitting or denying any wrongdoing, consents to the issuance of a Consent Order, dated November 3, 2009, (“Order”) by executing this Stipulation and Consent to the Issuance of a Consent Order;
NOW THEREFORE, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:
ARTICLE I
JURISDICTION
(1) The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.
(2) The Comptroller is “the appropriate Federal banking agency” regarding the Bank, pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).
(3) The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).

(4) As a result of this Order:
(a)	the Bank is not an “eligible bank” pursuant to 12 C.F.R. § 5.3(g)(4) for the purposes of 12 C.F.R. Part 5 regarding rules, policies and procedures for corporate activities, unless otherwise informed in writing by the OCC;

(b)	the Bank is subject to the limitation of 12 C.F.R. § 5.51(c)(6)(ii) for the purposes of 12 C.F.R. § 5.51 requiring OCC approval of a change in directors and senior executive officers, unless otherwise informed in writing by the OCC; and

(c)	the Bank is subject to the limitation on golden parachute and indemnification payments provided by 12 C.F.R. § 359.1(f)(1)(ii)(C) and 12 C.F.R. § 5.51(c)(6)(ii), unless otherwise informed in writing by the OCC.
ARTICLE II
ACKNOWLEDGMENTS
(1) The Bank acknowledges that said Order shall be deemed an “order issued with the consent of the depository institution,” as defined in 12 U.S.C. § 1818(h)(2), and consents and acknowledges that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818, and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.
(2) The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.

ARTICLE III
WAIVERS
(1) The Bank, by signing this Stipulation and Consent, hereby waives:
(a)	the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

(b)	any and all procedural rights available in connection with the issuance of the Order;

(c)	all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(i) or 12 C.F.R. Part 19;

(d)	all rights to seek any type of administrative or judicial review of the Order; and

(e)	any and all rights to challenge or contest the validity of the Order.
ARTICLE IV
CLOSING PROVISIONS
(1) The provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, the Comptroller deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.
IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

/s/ Henry Fleming	November 4, 2009
Henry Fleming Director, Special Supervision Division	Date

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

Michael Bert Anderson	Date

/s/ Orvis Bartlett Buie Orvis Bartlett Buie	November 3, 2009 Date

/s/ Raymond Cleary III Raymond Cleary III	November 3, 2009 Date

/s/ E. Thomas Fulmer	November 3, 2009

Fulmer Thomas E.	Date

/s/ Michael Harrington Michael Harrrington	November 3, 2009 Date

/s/ Joe Jarrett	November 3, 2009

Joe Jarrett	Date

/s/ Richard Lester	November 3, 2009

Richard Lester	Date

/s/ Leigh Ammons Meese Leigh Ammons Meese	November 3, 2009 Date

/s/ Rick Seagroves	November 3, 2009

Rick Seagroves	Date

/s/ Don Smith	November 3, 2009

Don Smith	Date

/s/ Samuel Robert Spann, Jr.	November 3, 2009

Samuel Robert Spann, Jr.	Date

/s/ B. Larkin Spivey, Jr.	November 3, 2009

B. Larkin Spivey, Jr.	Date

/s/ Walter E. Standish Walter E. Standish	November 3, 2009 Date

/s/ James Yahnis	November 3, 2009

James Yahnis	Date

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